EXHIBIT NO. 10b(20)
                          Employment Agreement Between
              Robert B. McGehee and Carolina Power & Light Company

         This Employment Agreement ("Agreement") is made and entered into by Robert B. McGehee ("McGehee") and Carolina Power & Light Company ("CP&L"). Throughout the remainder of the Agreement, McGehee and CP&L may be collectively referred to as "the parties."
         CP&L and McGehee wish to enter into an employment relationship whereby McGehee will be employed as Senior Vice President - General Counsel beginning on May 20, 1997. The parties desire to enter into this Agreement in connection with that employment relationship.

         In consideration of the above and the mutual promises set forth below, McGehee and CP&L agree as follows:

1. POSITION. McGehee will be employed as Senior Vice President - General Counsel beginning on May 20, 1997.

2. SALARY. CP&L will pay McGehee an annual salary at the rate of $245,000 (Two Hundred Forty-Five Thousand Dollars) (less applicable withholdings) per year, subject to periodic review on or around January 1 of each year or at the time other executive officers' salaries are reviewed.

3. RELOCATION EXPENSES. In order to assist McGehee in his relocation to Raleigh, North Carolina, CP&L will provide the following benefits:

         a) Cash Payment. CP&L will pay McGehee $100,000 (One Hundred Thousand Dollars) (less applicable withholdings) to compensate McGehee for relocation expenses and to assist in the purchase of housing in Raleigh, North Carolina. Such payment shall be made by CP&L by July 1, 1997.

         b) Relocation Program. McGehee will be eligible to participate in CP&L's relocation program in accordance with its terms. However, CP&L will pay to McGehee an additional amount to compensate him for the income taxes McGehee will incur on these benefits.

         c) Temporary Living Expenses. In addition to the 30 days provided by the CP&L Relocation Program, McGehee will be reimbursed for any reasonable temporary living expenses until his family relocates to Raleigh. McGehee acknowledges that these reimbursements will be subject to taxation to him; however, CP&L will pay to McGehee an additional amount to compensate him for the income taxes McGehee will incur on these benefits.

4. PURCHASE OF CP&L STOCK. CP&L will purchase in McGehee's name, 1000 shares of CP&L common stock. Such purchase shall be made by July 1, 1997. CP&L will pay to McGehee an additional amount to compensate him for the income taxes McGehee will incur as a result of this purchase.

5. MANAGEMENT INCENTIVE COMPENSATION PROGRAM. McGehee will be eligible to participate in the Management Incentive Compensation Program (MICP) beginning in 1997, for which a payment will be made on or before March 31, 1998. Pursuant to the terms of the MICP, McGehee's target payout will be 25 percent of annual base earnings. McGehee will be paid a minimum of $61,250 (Sixty-One Thousand Two Hundred Fifty Dollars) in March of 1998 for the 1997 performance year.

6. LONG-TERM INCENTIVES. McGehee will be eligible to participate in the 1997 Performance Share Sub-Plan under the Equity Incentive Plan, as a group executive in accordance with its terms.

7. SUPPLEMENTAL RETIREMENT PLAN. McGehee will be eligible to participate in CP&L's Supplemental Retirement Plan subject to the terms of the plan.

8. SUPPLEMENTAL SENIOR EXECUTIVE RETIREMENT PLAN. McGehee will be eligible to participate in CP&L's Supplemental Senior Executive Retirement Plan ("SERP"). In connection with McGehee's participation in SERP, McGehee will be awarded ten (10) years of additional service credit, three (3) years of which will be deemed to have been in service on the Senior Executive Committee; such credit will allow McGehee to be eligible to immediately participate in the SERP and to receive full benefits no later than at age 61.

9. DEFERRED COMPENSATION PLAN FOR KEY MANAGEMENT EMPLOYEES. McGehee will be eligible to participate in the Deferred Compensation Plan for Key Management Employees (the "Deferred Compensation Plan"), subject to its terms. During 1997, CP&L will contribute $40,500 (Forty-Thousand Five-Hundred Dollars) on McGehee's behalf into the Deferred Compensation Plan with the understanding that the Deferred Compensation Plan will be amended to allow for such contributions.

10. EXECUTIVE PERMANENT LIFE INSURANCE PLAN. Pursuant to its terms, McGehee will be eligible to participate in the Executive Permanent Life Insurance program with a target benefit of three times projected salary assuming a salary growth of six percent, but not to exceed $1,200,000 (One Million Two Hundred Thousand Dollars).

11. EXECUTIVE AD&D LIFE INSURANCE. McGehee will be eligible to participate in CP&L's AD&D insurance program, subject to the terms of the program, up to a maximum amount of $500,000 (Five Hundred Thousand Dollars).

12. STOCK PURCHASE SAVINGS PLAN. McGehee will be eligible to participate in CP&L's Stock Purchase Savings Plan, pursuant to its terms.

13. FINANCIAL AND ESTATE PLANNING. Consistent with CP&L's practice with respect to other senior executives, McGehee will be allowed to obtain Company reimbursed financial planning and tax preparation services.

14. DISABILITY INCOME. McGehee will be eligible to participate in CP&L's Long-Term Disability Program subject to the terms of the plan.

15. VACATION. McGehee will be eligible for up to four weeks' paid vacation per year.

16. HOLIDAYS. McGehee will be eligible for ten (10) CP&L paid holidays, as provided in the CP&L Handbook.

17. AUTOMOBILE. McGehee will be paid a car allowance of $1,350 (One Thousand Three Hundred Fifty Dollars) (less applicable withholdings) per month. He will also be provided a cellular telephone for his automobile and provided reserved parking at CP&L's expense.

18. ANNUAL PHYSICAL. CP&L will pay for an annual physical examination by a physician of McGehee's choice.

19. OTHER BENEFITS. McGehee will be eligible to participate in other CP&L benefits, subject to the terms of the respective plans, as described in more detail in the Employee Handbook. Additionally, upon retirement from CP&L, McGehee will be eligible to participate in the medical and dental insurance programs provided other retirees at retiree rates, subject to the terms of those plans; provided, however, that to the extent any such benefits may not be provided to McGehee because of statutory or regulatory limitations, CP&L will use its best efforts to obtain substantially equivalent coverage on an insured basis.

20. CAPITAL CITY CLUB. CP&L will pay an initiation fee and monthly dues for a membership in the Capital City Club for McGehee.

21. AIRLINE CLUB MEMBERSHIP. CP&L will pay the fee for airline club membership for McGehee.

22. COUNTRY CLUB MEMBERSHIP. At McGehee's option, if joined, CP&L will pay the initiation fees for country club membership for McGehee. McGehee will be responsible for all monthly dues.

23. HEALTH CLUB. CP&L will pay initiation and dues for a family membership in the Rex Hospital Wellness Center.

24. PERSONAL COMPUTER. CP&L will provide a personal computer to McGehee to be used at his personal residence.

25. TERMINATION OF EMPLOYMENT. The employment relationship between McGehee and CP&L is "at will" and may be terminated by either CP&L or McGehee with or without advance notice and may be terminated with or without cause as defined below.

         a) Termination Without Cause. Within two (2) years of the date of this Agreement, if McGehee's employment is terminated without cause or if McGehee's employment is constructively terminated, then McGehee will be provided with severance benefits of two (2) years of annual base salary. In addition, McGehee will be eligible to retain all benefits under existing benefit programs to the extent vested within the terms of those programs.

                  1) Termination for Cause - For purposes of this paragraph 25, cause for the termination of employment shall be defined as: (a) any act of McGehee's including, but not limited to, misconduct, negligence, unlawfulness, dishonesty or inattention to the business, which is detrimental to CP&L's interests or (b) McGehee's unsatisfactory job performance or failure to comply with CP&L's directions, policies, rules or regulations.

                  2) Constructive Termination - For purposes of this paragraph 25, a constructive termination will be deemed to occur if:
                      (a) there is a change in the form of ownership of CP&L (e.g., CP&L is acquired, enters into a business combination with another company or otherwise changes form of ownership) or (b) there is a change in the present CEO of the Company or a material change in his or McGehee's responsibilities.

         b) Voluntary Termination - If McGehee terminates his employment voluntarily for any reason other than a constructive termination, then he shall be eligible to retain all benefits under existing benefit programs which have vested pursuant to the terms of those programs, but he shall not be entitled to any form of salary continuance or any form of severance benefit.

         c) Termination for Cause - If McGehee's employment is terminated for cause, then he shall be eligible to retain all benefits under existing benefit programs which have vested pursuant to the terms of those programs, but he shall not be entitled to any form of salary continuance or any form of severance benefit.

29. WAIVER OF BREACH. McGehee's or CP&L's waiver of any breach of any provision of this agreement shall not waive any subsequent breach by the other party.

30. ENTIRE AGREEMENT. The Agreement: (i) supersedes all other understandings and agreements, oral or written, between the parties with respect to its subject matter; (ii) constitutes the sole agreement between the parties with respect to its subject matter. Each party acknowledges that: (i) no representations, inducements, promises, oral or written, made by any party or anyone acting on behalf of the party, which are not embodied in the Agreement; and (ii) no agreement, statement, or promise not contained in the Agreement shall be valid or binding on the parties unless such change or modification is in writing and is signed by the parties.

31.      SEVERABILITY.  If a court  of  competent  jurisdiction  holds  that any provision or subpart thereof contained in the Agreement is invalid, illegal, or unenforceable, that invalidity, illegality, or unenforceability shall not affect any of the other provisions in the Agreement.

32. PARTIES BOUND. The Agreement shall apply to, be binding upon an inure to the benefit of the parties' successors, assigns, heirs, and other representatives.

33.      GOVERNING LAW. The Agreement will be governed by North Carolina law.

In witness whereof, the parties have entered into the Agreement on the day and year written below.

By:      /S/  Robert B. McGehee                  Date:    June 2, 1997
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         Robert B. McGehee



By:       /S/                                    Date:    June 2, 1997
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         Carolina Power & Light Company

Title:       /S/
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